SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 11, 2006

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

Registrant’s telephone number, including area code:  (203) 299-8000
(Exact name of registrant as specified in its charter)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                    Entry into a Material Definitive Agreement.

On October 11, 2006, the Company amended recently announced hedge transactions with respect to the Company’s 0.50% Convertible Senior Notes due 2011 (the “2011 Notes”), the Company’s 0.75% Convertible Senior Notes due 2013 (the “2013 Notes,” and collectively with the 2011 Notes, the “Notes”) and the Company’s common stock, par value $0.008 per share (the “purchased call options”).  The hedge transactions were originally entered into on September 21, 2006, with the initial purchasers of the Notes or their affiliates.  The amendment to the hedge transactions was entered into with respect to the Notes sold in connection with the exercise of the initial purchasers’ over-allotment right, as described in Item 3.02, below.

The Company will use a portion of the net proceeds from the sale of the Notes to pay the net cost of the purchased call options. The purchased call options increase the effective conversion price of the Notes from the Company’s perspective and are expected to reduce the potential dilution upon conversion of the Notes if the market price of the Company’s common stock is greater than $50.47 per share. If the market value per share of the Company’s common stock at the time of any exercise under the purchased call options is above such strike price, the purchased call options will entitle the Company to receive from the dealers net shares of the Company’s common stock based on the excess of the then current market price of the Company’s common stock over the strike price of the purchased call options.

The purchased call options are separate transactions entered into by the Company with the dealers, are not part of the terms of the Notes and will not affect the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the purchased call options. The amendments to the confirmations of each of the call option transactions are attached hereto as Exhibits 10.1 and 10.2, and are incorporated herein by reference.

Item 3.02               Unregistered Sales of Equity Securities.

On October 13, 2006, the initial purchasers in priceline.com Incorporated’s recent private offering of 0.50% Convertible Senior Notes due 2011 (the “2011 Notes”) and 0.75% Convertible Senior Notes due 2013 (the “2013 Notes,” and collectively with the 2011 Notes, the “Notes”) purchased an additional $22.5 million of 2011 Notes and $22.5 million of 2013 Notes, solely to cover over-allotments.

Priceline.com announced on September 21, 2006, the pricing of $150 million principal amount of 2011 Notes and $150 million of principal amount of 2013 Notes to be issued in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, and priceline.com’s intention to grant the initial purchasers of the Notes an option to purchase an additional $22.5 million of 2011 Notes and $22.5 million of 2013 Notes.  The closing of the sale of the $150 million aggregate principal amount of 2011 Notes and $150 million aggregate principal amount of 2013 Notes took place on September 27, 2006.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

10.1

Amendment dated October 11, 2006, to Confirmation of 5-Year Issuer Capped Share Call Option Transaction between Goldman, Sachs & Co. and priceline.com Incorporated, dated as of September 21, 2006 and Confirmation of 7-Year Issuer Capped Share Call Option Transaction between Goldman, Sachs & Co. and priceline.com Incorporated, dated as of September 21, 2006.

10.2

Amendment dated October 11, 2006, to Confirmation of 5-Year Issuer Capped Share Call Option Transaction between Merrill Lynch, Pierce, Fenner & Smith Incorporated and priceline.com Incorporated, dated as of September 21, 2006 and Confirmation of 7-Year Issuer Capped Share Call Option Transaction between Merrill Lynch, Pierce, Fenner & Smith Incorporated and priceline.com Incorporated, dated as of September 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

	By:	/s/ Robert J. Mylod, Jr.
		Name:	Robert J. Mylod, Jr.
		Title:	Chief Financial Officer

Date: October 16, 2006

EXHIBIT INDEX

10.1

Amendment dated October 11, 2006, to Confirmation of 5-Year Issuer Capped Share Call Option Transaction between Goldman, Sachs & Co. and priceline.com Incorporated, dated as of September 21, 2006 and Confirmation of 7-Year Issuer Capped Share Call Option Transaction between Goldman, Sachs & Co. and priceline.com Incorporated, dated as of September 21, 2006.

10.2

Amendment dated October 11, 2006, to Confirmation of 5-Year Issuer Capped Share Call Option Transaction between Merrill Lynch, Pierce, Fenner & Smith Incorporated and priceline.com Incorporated, dated as of September 21, 2006 and Confirmation of 7-Year Issuer Capped Share Call Option Transaction between Merrill Lynch, Pierce, Fenner & Smith Incorporated and priceline.com Incorporated, dated as of September 21, 2006.